Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

relating to

HAWK CORPORATION
Offer to Exchange $110,000,000
8 3/4% Senior Exchange Notes Due 2014
for all outstanding
8 3/4% Senior Notes Due 2014

Pursuant to the Prospectus dated [                            ]

The Exchange Offer will expire at 5:00 p.m., New York City time, on [                              ], unless extended. Holders who wish to participate in the Exchange Offer must tender their 8 3/4% Senior Notes Due 2014 pursuant to the Exchange Offer on or prior to the expiration date. Tenders of Old Notes may be withdrawn at any time before the expiration date.

      Enclosed for your consideration is a Prospectus dated [                    ], as may be amended, supplemented or modified from time to time, and accompanying Letter of Transmittal relating to the offer by Hawk Corporation to exchange $110,000,000 8 3/4% Senior Exchange Notes due 2014, or the New Notes, for all issued and outstanding 8 3/4% Senior Notes due 2014, or the Old Notes.

      This Notice of Guaranteed Delivery or a form substantially equivalent to this Notice, must be used to accept the exchange offer made by Hawk if the tendering holder of Old Notes cannot, prior to 5:00 p.m., New York City time, on the expiration date (i) deliver its Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent for the exchange offer, HSBC Bank USA, National Association, or (ii) deliver a confirmation of the book-entry tender of its Old Notes into the Exchange Agent’s account at the Depository Trust Company, or DTC, and otherwise complete the procedures for book-entry transfer.

      If required, this Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to the Exchange Agent as described below.

The Exchange Agent for the Exchange Offer is:

HSBC Bank USA, National Association

By Registered Mail or Hand or Overnight Delivery:

HSBC Bank USA, National Association

One Hanson Place
Lower Level
Brooklyn, New York 11243

By Facsimile (for Eligible Institutions only):

(718) 488-4488

Confirm by Telephone:

(718) 488-4475

      Delivery of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address above prior to 5:00 p.m., New York City time, on the expiration date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents is at the election and risk of the tendering holders. The delivery will be deemed made only when actually received or confirmed by the Exchange Agent. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date.

      Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address and telephone number above.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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Ladies and Gentlemen:

      The undersigned tenders to Hawk, upon the terms and subject to the conditions in the Prospectus and the accompanying Letter of Transmittal, receipt of which is acknowledged, the Old Notes below pursuant to the guaranteed delivery procedures.

      All authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder will be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s)

Principal Amount of Old Notes Tendered

Date

________________________________________________________________________________

Address

________________________________________________________________________________

Area Code and Telephone Number

________________________________________________________________________________

If Old Notes will be delivered by book-entry transfer, provide the account number at DTC below:

Depository Account No.

________________________________________________________________________________

          If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to above, the signature(s) must correspond exactly with the name(s) as written on the face of the certificates for the Old Notes without any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the certificates for the Old Notes or signed as the name of the participant is shown on DTC’s security position listing. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, they should indicate when signing, and unless waived by Hawk, submit with the Letter of Transmittal evidence satisfactory to Hawk of their authority.

PLEASE PRINT NAME(S) AND ADDRESS

Name(s)

________________________________________________________________________________

Capacity

________________________________________________________________________________

Address(es)

________________________________________________________________________________

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THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

          The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a savings institution, commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and which is, in each case a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program), guarantees deposit with the Exchange Agent of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile) with any required signature guarantees, the Old Notes tendered in proper form for transfer (or confirmation of the book-entry transfer of the Old Notes into the Exchange Agent’s account at DTC as described in the Letter of Transmittal), and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days after the expiration date.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name: (Please Print)

Area Code and Telephone No	Dated:

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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